EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dean Witter Realty Income Partnership I, L.P. (the "Partnership") on Form 10-Q for the period ending July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William B. Smith, Chairman and Chief Executive Officer of Dean Witter Realty Income Properties I Inc., the Managing General Partner of the Partnership, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.


/s/ William B. Smith
--------------------
William B. Smith
Chairman and Chief Executive Officer
Dean Witter Realty Income Properties I, Inc., as
Managing General Partner of Dean Witter Realty Income
Partnership I, L.P.


Date: September 13, 2002